UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Forgent Networks, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VOTE TODAY

Vote with the WHITE proxy card today

Inside: The truth about your investment

Dear Fellow Stockholder:

VOTE today using the WHITE proxy card FOR Asure’s continued success or call to cast your VOTE today at 800-248-7558.

With the upcoming Annual Meeting of Stockholders you have an opportunity to support your Company’s leadership team and its vision for ensuring long-term growth and increasing shareholder value.   Since 2007, this team has worked to increase revenue by more than 150%, improve margins, and operate more efficiently by reducing our workforce by 51%.

Today, this growth is being threatened by Pinnacle/Red Oak, a New York-based hedge fund, that is attempting to take control of Asure without paying a premium for the Company. Amid a string of fictional statements made publicly by David Sandberg, the principle of Red Oak, Pinnacle/Red Oak to date has not provided a strategic plan for the ongoing profitable growth of the Company, nor have they provided consistent communications that indicate a true understanding of the business and its rapidly evolving markets.

Today, we urge you to use the WHITE proxy card you received in the packet from Asure to VOTE in support of Asure’s growth. The facts speak for themselves.

	FICTION Pinnacle/Red Oak says	FACT The truth about Asure
1	iEmployee was an independent, growing and thriving company before ASUR acquired it in 2007.

When Asure acquired iEmployee, its growth had stalled and it had serious operational issues—the company did not always follow GAAP accounting standards, was bloated in headcount, lacked effective sales and marketing programs, and suffered from high customer attrition.

2	Asure’s performance results have been poor.

Pinnacle/Red Oak’s references to total losses incurred by the Company since 2003 cover a time period during which the company’s operations were not comparable to its current business model.

During the more relevant time period, the Company has reduced its cash flow burn rate and plans to break even by the end of calendar 2009, with the objective of reaching $30 million in revenues and 10% profit exiting fiscal 2013.

3	The incumbent Board and management have ignored shareholder concerns and limited discussion with holders.

It is the Company’s long-time policy to take questions only from analysts and registered brokers during quarterly earnings conference calls. Private investors are not, and never have been, eligible to ask questions on our earnings calls.

The Company has submitted all necessary regulatory filings and disclosures on a timely basis and has not had a financial restatement or audit adjustment in the past 10 years. Asure’s leadership team is always available for discussion with any stockholder or other parties who are interested in our business.

4	Asure directors have re-priced options twice.	Asure has NEVER re-priced options for its directors. It has re-priced stock options for employees to maintain an important incentive program.

The choice is clear: While Pinnacle/Red Oak resorts to questionable tactics, misleading comments and unproven assertions, your current Board of Directors and Management Team is transparent and is executing on a growth strategy that is clearly producing results.

Use the WHITE proxy card to VOTE TODAY for Asure’s continual success.

Important Information:

Asure, its directors, and certain of its officers and other employees are participants in the solicitation of proxies from Asure’s stockholders in connection with Asure’s 2009 Annual Meeting on August 28, 2009.

Important Information

Forgent Networks, Inc. filed a definitive Proxy Statement with the Securities and Exchange Commission on July 17, 2009, in connection with Company’s Annual Meeting of Stockholders to be held on August 28, 2009.   Stockholders are strongly advised to read the Proxy Statement carefully, as it contains important information.   The Company and certain other persons are deemed participants in the solicitation of proxies from stockholders in connection with the Annual Meeting of Stockholders. Information concerning such participants is available in the Company’s Proxy Statement.  Stockholders may obtain, free of charge, copies of the Company’s Proxy Statement and any other documents the Company files with or furnishes to the Securities and Exchange Commission in connection with the Annual Meeting of Stockholders through the Securities and Exchange Commission’s website at www.sec.gov and through the Company’s website at www.asuresoftware.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding Asure’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. Such risks and uncertainties, which include those associated with continued listing of the Company’s securities on the NASDAQ Capital Market, could cause actual results to differ from those contained in the forward-looking statements.